Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Accelerate Diagnostics, Inc. 2016 Employee Stock Purchase Plan of our reports dated March 9, 2016, with respect to the consolidated financial statements of Accelerate Diagnostics, Inc. and the effectiveness of internal control over financial reporting of Accelerate Diagnostics Inc. included in its Annual Report (Form 10-K), for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

August 8, 2016